EXHIBIT 10.14.4
CONFIDENTIAL TREATMENT REQUESTED
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AMENDMENT NUMBER TWO TO GOOGLE SERVICES AGREEMENT ORDER FORM
This Amendment Number Two to the Order Form (as defined below) (“Amendment Two”) is entered into by and between Google Inc. (“Google”), a Delaware corporation and Synacor, Inc., a Delaware corporation (“Customer”) effective as of December 16, 2005 (the “Amendment Two Effective Date”)
RECITALS
1.	Customer and Google entered into that certain Google Services Agreement dated June 25, 2004 (“GSA”) and Google Services Agreement Order Form dated June 22, 2004, as amended (“Order Form” and together with the GSA, the “Agreement”).

2.	Under this Amendment Two, Customer wishes to implement client applications.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and pursuant to the terms and conditions of the Agreement, the parties hereby agree as follows:
TERMS
1.	The Order Form shall be amended to include the following definition for Client Application:
“Client Application” means the Synacor, Inc. Toolbar. A “WebSearch Client Application” and “AFS Client Application” means the Synacor, Inc. Toolbar that has been approved by Google to access the WebSearch Services and AFS Services, respectively, as approved by Google in writing from time to time during the Services Term.
2.	Customer’s Client Application set forth on Exhibit A, attached hereto is hereby approved by Google for purposes of (a) sending WebSearch Queries and AFS Results Sets to resolve to approved Results Pages on the WebSearch Sites and AdSense for Search Sites, respectively; provided that, at all times during the Services Term, Customer, and Customer’s Client Application(s), will comply with Google’s Client Application Guidelines, the current form of which is attached hereto as Schedule I, as such Guidelines may be updated by Google from time to time. Customer represents and warrants that (a) it has read and understands the Client Application Guidelines; and (b) it does, and at all times during the Services Term it will, own, operate and control one hundred percent (100%) of the approved Client Application(s) set forth in the Cover Page(s) of this Order Form. The list of Approved Client Applications may be updated from time to time subject to Google’s prior written consent.

3.	Section 4.1 of the Order Form is hereby amended and restated in its entirety as follows:
“Section 4.1 Scope of WebSearch Services. If selected on the cover page(s) of this Order Form, during the Services Term and subject to the terms and conditions of this Agreement, Google will provide Customer with WebSearch search results (“WebSearch Results”) through its WebSearch service (the “WebSearch Service”) for display on the WebSearch Sites as permitted herein. Customer agrees to implement the WebSearch Service as provided herein on the WebSearch Sites and WebSearch Client Application in existence as of the date hereof within thirty (30) days of the Order Form Effective Date, and to maintain such implementation thereafter during the Services Term. Customer agrees to implement the WebSearch Service on any WebSearch Site and WebSearch Client Application added thereafter as contemplated by Section 3.3 herein.”

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4.	Section 4.2.1 of the Order Form is hereby amended and restated in its entirety as follows:
“4.2.1. Search Boxes and Queries. Customer shall implement on each WebSearch Site and in each WebSearch Client Application a search box (each, a “WebSearch Box”) for End Users (as defined below) to enter queries to search the Web (each, a “WebSearch Query”). Customer shall send any and all WebSearch Queries received by Customer from End Users to Google in accordance with the requirements provided by Google, without editing, filtering, truncating or otherwise modifying such WebSearch Queries, either individually or in the aggregate. Customer understands and agrees that WebSearch Queries sent to Google for processing hereunder may be initiated only by End Users entering search queries into WebSearch Boxes implemented on a WebSearch Site and WebSearch Client Application as provided herein, unless otherwise approved by Google in writing. As used herein, “End Users” of a particular Site or Client Application means individual, human end users who visit or use the applicable Site or Client Application, and “Valid WebSearch Queries” means Queries sent to Google in compliance with the requirements of this Agreement.”
5.	Section 7.1 of the Order Form is hereby amended and restated in its entirety as follows:
7.1. Scope of AdSense for Search Services. If selected on the cover page(s) of this Order Form, during the Services Term and subject to the terms and conditions of this Agreement, Google will provide Customer with advertisements (“AFS Ads”) through its AdSense for Search Service (the “AFS Service”) for display on the AFS Sites and AFS Client Application as permitted herein. Customer agrees to implement the AFS Service as provided herein on the AFS Sites and AFS Client Application in existence as of the date hereof within thirty (30) days of the Order Form Effective Date, and to maintain such implementation thereafter during the Services Term. Customer agrees to implement the AFS Service on any AFS Site and AFS Client Application added thereafter as contemplated by Section 3.3 herein.
6.	Section 7.2.1 of the Order Form is hereby amended and restated in its entirety as follows:
7.2.1. Search Boxes and Queries. Customer shall send any and all WebSearch Queries received by Customer from End Users to Google in accordance with the requirements provided by Google, without editing, filtering, truncating or otherwise modifying such WebSearch Queries, either individually or in the aggregate. Customer understands and agrees that WebSearch Queries sent to Google for processing hereunder may be initiated only through WebSearch Boxes (and not, for example, from News Search or Image Search Boxes) implemented on a Site and Client Application as provided herein, unless otherwise approved by Google in writing.
7.	[*]

*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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8.	Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as set forth in the Agreement.

9.	Except as modified by the provisions of this Amendment Two, all of the terms and conditions of the Agreement shall remain in full force and effect.

10.	This Amendment Two may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
     IN WITNESS WHEREOF, the parties have caused this Amendment Two to be executed as of the Amendment Two Effective Date.

GOOGLE INC.
By:	/s/ Jeff Shardell
	Name:	Jeff Shardell
	Title:	Director, Web Search & Syndication

SYNACOR, INC.
By:	/s/ M. DREW BUCKLEY
	Name:	M. DREW BUCKLEY
	Title:	V.P. BUSINESS DEVELOPMENT

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Exhibit A
Client Application — Synacor Toolbar
[*]

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*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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SCHEDULE I
Policy Guidelines for Access of Google Services Through Client Applications
Effective Date: July 26, 2004
Google has observed a significant increase in the number of reports of software that is engaging in deceptive, malicious and other annoying practices that significantly diminish user perception and enjoyment of the internet. These practices include but are not limited to installing software on computers without obtaining informed end user consent (the so-called “drive-by download”), inundating end users with advertisements without adequate attribution or labeling, exposing users to pornographic material without obtaining informed end user consent, obtaining or transmitting personal information about an end user without obtaining informed end user consent, and interfering with an end user’s ability to easily uninstall applications the end user does not wish to be on his or her computer.
Google does not wish to be associated with these types of practices. Accordingly, Google has developed the Guidelines set forth below to prevent its trademark, other intellectual property, and services from being used in connection with these practices. Google believes that these Guidelines are necessary to protect Google from any allegation that it has contributed to practices that might be viewed as unlawful or actionable; to preserve the reputation of Google as a provider of trusted software and services in a manner that is beneficial and fair to users and other constituents; and to stem the rising incidence of practices that harm users and diminish the perceived value and reliability of the internet, which are essential to Google’s business.
With this objective in mind, Google has established the following Guidelines to apply to customer Applications that are used to access our search and/or advertising syndication services. Except to the extent Google has otherwise specifically agreed in writing, Google does not grant permission to, and you will not, access Google services using one or more of your Applications unless you ensure that those Applications comply with these Guidelines. Examples of accessing Google services in this context include Applications that send end user queries or other information to Google to generate search or ad results, or Applications that alter browser or other application settings to permit error traffic to be sent to Google to generate search or ad results.
For the avoidance of doubt, by these Guidelines Google does not intend to, and does not, impose any restrictions on what you may do with any Application that is not used to access, or is not bundled with any Application that is used to access, Google services; you remain free to sell any Application you wish (whether or not it complies with these Guidelines) so long as it is not used to access Google services.
In these Guidelines: (a) “you” and “your” refer to the legal entity(ies) that has entered into the contract with Google into which these Guidelines are incorporated, as well as any person or entity acting on your behalf; and (b) “Application” means any application, plug-in, helper, component or other executable code that runs on a user’s computer, examples of which include those that provide browser helper objects, instant messaging, chat, email, data, file viewing, media playing, file sharing, games, internet navigation, search and other services.

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Google welcomes input about these Guidelines from you and from other interested parties, and is always willing to consider revisions as appropriate to encourage innovation while protecting against deceptive, unfair and harmful practices. Accordingly, Google may update these Guidelines, including the Exhibits, from time to time as provided in Section 10 below.
1. General.
     1.1. Approval and Ongoing Compliance. You may access Google services from Applications only to the extent permitted in the signed written agreement into which these Guidelines have been incorporated. In such instance, you must ensure that your Application both (1) has been approved by Google for the purpose of accessing Google services in writing in advance, and (2) complies at all times with the requirements outlined herein. To obtain Google’s approval for any Applications not expressly approved in your agreement, you must submit a written request.
     1.2. Implementation. The incorporation of Google services into your Application must conform to the implementation requirements set forth in your agreement with Google. For example, in the case of Applications that access Google’s WebSearch and/or AdSense for Search Services, end user queries initiated from your Application must resolve to a Google-approved Web page on a permitted Web site as provided in your agreement with Google (refer to your agreement for a complete description of the scope of approved Web pages and sites). In any event, unless your agreement with Google expressly authorizes otherwise, Google results may only appear on the Web pages expressly approved by Google for such display, and, except for the display of those pages in the main content area of a Web browser, Google results may not appear anywhere in your Applications (e.g., Google results may not appear in the “chrome” of your Application unless your agreement expressly contemplates otherwise).
     1.3. No Google Branding or Attribution. Your Application, and any related collateral material (including any Web pages promoting your Application or from which your Application is made available), must not contain any Google branding, trademarks or attribution unless (and then only to the extent) Google expressly consents otherwise in writing. In addition, queries entered into Applications may not resolve to a results page that contains any Google branding, trademarks or attribution unless (and then only to the extent) Google expressly consents otherwise in writing.
2. Prohibited Content. You may not access Google services from an Application that: (a) contains any viruses, worms, trojan horses, or the like; and (b) is distributed primarily for the purpose of (i) distributing pornographic, obscene, excessively profane, gambling-related, deceptive, fraudulent or illegal content, or (ii) distributing content related to “hacking” or “cracking.”
3. Prohibited Behavior. You may not access Google services from an Application that engages in deceptive, unfair, harassing or otherwise annoying practices. For example, the Application may not:
(a)	use, or permit an unaffiliated person to use, an end user’s computer system for any purpose not understood and affirmatively consented to by the end user (including, without limitation, for purposes of consuming bandwidth or computer resources, sending email messages, launching denial of service attacks, accruing toll charges through a dialer or obtaining personal information from an end user’s computer such as login, password, account or other information personal to the end user);

(b)	intentionally create or exploit any security vulnerabilities in end user computers;

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(c)	trigger pop-ups, pop-unders, exit windows, or similar obstructive or intrusive functionality, that materially interfere with an end user’s Web navigation or browsing or the use of his or her computer;

(d)	repeatedly ask an end user to take, or try to deceive an end user into taking, an action that the end user has previously declined to take (such as repeatedly asking an end user to change his or her home page or some other setting or configuration);

(e)	redirect browser traffic away from valid DNS entries (except that your Application may direct unresolved URLs to an alternative URL designated by you, provided that the page to which the end user resolves adequately informs the end user that you and your Application are the source of that page);

(f)	interfere with the browser default search functionality (except that your Application may permit an end user to change his or her default search engine with proper disclosure, consent and attribution as provided below); or

(g)	engage in activity that violates any applicable law or regulation.
4. Disclosure and Consent.
     4.1. Disclosure and Consent before Installation. You may not access Google services from Any Application unless you and your distribution and bundling partners design the installation of your Application in a manner that ensures that it is installed by end users in a knowing and willful manner — e.g., no “drive-by” downloads or installs. By “distribution partner” we mean any third party who distributes your Application and by “bundling partner” we mean any third party who installs your Application in combination with or alongside one or more other Applications. At a minimum, compliance with this provision requires that, prior to installing your Application, you and any third party distributing or bundling your Application:
     (a) first, fully, accurately, clearly and conspicuously disclose to end users:
(i)	that they are installing an application,

(ii)	the name of the Application, identifying you as the entity responsible for it, and

(iii)	the principal and significant features and functionality of the Application; and
     (b) then, obtain the end user’s affirmative consent to install the Application.
Notwithstanding the foregoing, the disclosure and consent requirements of this Section 4.1 will not apply to those of your Applications that are installed on computers prior to sale.
     4.2. Disclosure and Consent for Collection and Transmission of Personally Identifiable Information. You may not access Google services from any Application that (1) collects or transmits to any entity other than the end user personally identifiable information, or (2) collects or transmits information related to a user’s computer or Internet usage or activity in a manner that could collect or transmit such user’s personally identifiable information (such as through keystroke logging), unless prior to the first occurrence of any such collection or transmission you:
     (a) first, fully, accurately, clearly and conspicuously disclose:
(i)	the type of information collected (described with specificity in the case of personally identifiable information),

(ii)	the method of collection (e.g., by registration, etc.), and

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(iii)	the location of (i.e., a link to) the privacy policy that governs the collection, use and disclosure of the information; and
     (b) then, obtain the end user’s affirmative consent to such collection and/or transmission.
     4.3. Disclosure and Consent for Setting Changes. You may not access Google services from any Application that makes a change to any operating system or Application data setting which will impact the user experience of other Applications (e.g., changing the browser default home page or changing the default application for a file type, such as the default email, browser or media player application), unless prior to making such change you:
(a)	first, fully, accurately, clearly and conspicuously disclose the change in a manner that will explain the practical effect of such change; and

(b)	then, obtain the end user’s affirmative consent to make such change.
Notwithstanding the foregoing, (i) no disclosure and consent need be made for changes to operating system or Application data settings that have only a minor impact on user experience, such as adding a small number of bookmarks to the browser menu or adding an item to a start menu, and (ii) the disclosure and consent requirements of this Section 4.3 will not apply to those setting changes that may be made prior to sale to the end user.
     4.4. Method of Disclosure and Consent. In order to satisfy the requirements above, the disclosure of the items specified above (a) must be provided in both (1) the End User License Agreement (EULA) or privacy policy (to the extent required by law or otherwise by industry custom) and (2) separately from the EULA and/or privacy policy (e.g., in installation screens or message boxes, as the case may be), and (b) must be designed so that it will be read by, adequately inform and evidence the consent of a typical Internet user. See Exhibit A for sample disclosure and consent implementations that would satisfy certain of the requirements above.
     4.5. EULA and Privacy Policy. You may not access Google services from any Application unless it conforms, and is distributed pursuant to a EULA that conforms, with all applicable laws and regulations. In addition, you and your Application must comply with the agreements and representations you make with your end users in your EULA and privacy policy. Your privacy policy must be accessible from your Application in an easily found location. If your Application collects or transmits any other information related to the user’s use of his or her computer, but not required to be disclosed and consented to pursuant to Section 4.2, then the collection and use of such other information must be disclosed in your privacy policy.
5. Transparency. Neither you nor any of your third party distribution or bundling partners may mislead end users or create end user confusion with regard to the source or owner of an Application or any portion of its purpose, functionality or features. For example, all elements of your Application that are visible to the end user must clearly identify their source through its branding and attribution, and that identification, whatever form it takes, must correspond to the identification of your application in the menu that permits end users to remove programs. You must clearly label advertisements provided by your Application (if any) as such and clearly identify your Application as the source of those advertisements. In addition, if your Application modifies the operation or display of other applications or Web sites (other than Web sites that you own), then in each instance you must clearly and conspicuously attribute the source of that modification to your Application (as distinct from the application or Web site modified) in a manner that will inform a typical Internet user; provided that this requirement will not apply to

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modifications for which you obtain disclosure and consent pursuant to Section 4.3. See Exhibit A for examples of modifications that are clearly and conspicuously disclosed to end users.
6. Deactivation. You may not access Google services from any Application that impairs an end user’s ability to change any preferences or settings set by the Application in accordance with the way that such preferences or settings ordinarily may be changed by the applicable Application. Once disabled by an end user, your Application may not be re-enabled without an affirmative action by the end user to explicitly re-enable your application. Accordingly, no use, update, installation or re-enablement of a separate Application, and no code downloaded as a result of browsing a Web site, may operate to re-enable your Application. Your Application must permit end users to uninstall it (in the customary place the applicable operating system has designated for adding or removing programs, e.g., Add/Remove Programs control panel in Windows) in a straightforward manner, without undue effort or skill. In addition, your Application, when running, must provide (in an easily found location) clear and concise instructions on how it may be uninstalled. Once uninstalled, your Application must not leave behind any functionality or design elements, and all setting changes made by the application, but not explicitly agreed to by the end user, should be reversed to the extent practicable.
7. Bundling of Applications.
     7.1. Bundling. Your Application may be distributed through bundling arrangements (referring to the distribution of your Application in a “bundle” that installs your Application with one or more other Applications). However, in such case, you may not access Google services from any such Application unless each of the following requirements is satisfied:
(a)	the end user is made aware of all of the Applications included in the bundle prior to any installation;

(b)	all such Applications included in the bundle or download comply with the provisions of Section 2 through 6 of these Application Guidelines;

(c)	if Applications in a bundle in which you are participating are supported in part by revenue generated by advertising displayed in another independent Application included in that bundle and the continued use of the Application is conditioned on such other independent Application remaining installed and active on the end user’s computer, the end user must be made aware of that relationship; and

(d)	either (1) the bundle must provide for a master uninstaller that will enable the end user to uninstall every Application in the bundle without undue effort or skill, or (2) if no master uninstaller is provided, the de-installation of any Application may not be dependent or conditioned upon the de-installation of any other Application included in the bundle.
7.2. PC OEM.
     7.2.1. [*]

*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     7.2.2. [*]
     7.3. [*]
     7.4. General. When entering into any bundling arrangements, it is your responsibility to ensure that your direct and indirect distribution or bundling partners (and any applications included in any bundle with your Application to the extent required herein) comply with the applicable requirements of these Guidelines.
8. Information and Assistance. Subject to any confidentiality obligations owed to third parties, you must provide Google with such information as Google may reasonably request about the distribution of those of your Applications that are used to access Google services. For example, we may ask you to share with us: (a) the means by and/or the locations from which your Applications are distributed; or (b) the identity of any applications included in any of your bundling relationships (and the entities responsible for such applications). In addition, you must provide such assistance as Google may reasonably request to investigate and stop potential violations of these Guidelines that may be connected to your Application, including by way of using such number of identifiers and other tracking parameters as Google may reasonably request. This would include providing Google with “golden masters” of any bundle or other distribution that includes your Application, or working with Google to stop any entities that may be financially benefiting from your Application from engaging in any of these proscribed practices. You understand, however, that Google has no obligation to provide support to end users of your Application. For the avoidance of doubt, these information and assistance rights do not extend to any of your Applications that are not used to access Google services.
9. Legal. You must maintain ownership and control of your Application at all times to the extent required to practically and legally enforce the requirements of these guidelines. If you are seeking to permit a third party Application to incorporate or access our services, then you must also obtain Google’s written approval of that third party Application (in addition to the approval required for your Application). If Google approves the third party Application, you are responsible for ensuring that such third party Application also complies with these Guidelines. You agree to be responsible and liable for your Application’s access of Google’s results. Special indemnity and other suspension and/or termination provisions may apply. These are addressed in your agreement with Google.
10. Updates.

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*CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     10.1. General. As mentioned above, Google may update these Guidelines, including the Exhibits, from time to time; provided, however, that no updates will be effective until Google provides you with thirty (30) days’ written notice thereof. Once you receive that notice, you will be required to bring your Application into compliance within thirty (30) days.
     10.2. Extended Compliance Period. If, solely as a result of an updated requirement, one or more of your Applications no longer complies with these Guidelines, as updated, and you are incapable of bringing such Application into compliance prior to the scheduled effective date of such update (the “Update Effective Date”), you agree to provide Google with written notice thereof as soon as reasonably practicable, but in any event no later than the Update Effective Date, identifying the Application and the reasons why it may not be brought into compliance prior to the Update Effective Date, and providing such other detail as Google may reasonably request with respect thereto (consistent in any event with your confidentiality obligations). Thereafter, the parties will consult, and you agree to will work, diligently and in good faith to develop and execute a plan to bring such Application into compliance with these Guidelines, as updated, as soon as reasonably practicable, but in any event within ninety (90) days of the Update Notice Date (the “Maximum Compliance Period”). You agree that you will provide Google with such information as Google reasonably requests during this period to keep Google apprised of your progress in bringing your Application into compliance. Notwithstanding the foregoing (but subject to the next sentence), in no event may a new requirement provided for in the update to these Guidelines require you to take any action which would violate the terms of any agreement between you and any unaffiliated third party that is in effect on the date that Google delivers notice of the proposed update. In any event, if you are unable to bring any Application into compliance during the Maximum Compliance Period, Google may elect, by providing at least thirty (30) days prior written notice, to cease providing services to either the specific non-conforming Application or to those versions of the Application which are, or are distributed, in violation of the Guidelines, as updated; it being understood that, at such time, you will be entitled to procure services from an alternative source for those Applications (or versions thereof) to which Google elects to cease providing services as provided herein.

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EXHIBIT A
Prohibited Behavior and Content
The application may not impact the display of other applications unless you provide clear disclosure in each instance

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Disclosure and Consent
Clear and conspicuous disclosure is required prior to download or install: what it is, what it does, and how it will be displayed to the end user
Disclosure and Consent
Describe type, method, and use of personal information, if applicable. Point user to privacy policy
Identify the changes that will occur if the application is installed

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Branding & Attribution
The visible elements of the application should be easily identifiable to the end user

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Implementation, Transparency and Deactivation
The Application must permit end users to uninstall it in the customary place the applicable operating system has designated for adding or removing programs (e.g., Add/Remove Programs control panel in Windows) in a straightforward manner

My Documents
My Computer
Recycle Bin
Internet Explorer
ErDa mp3 player
File Options Help
00:00
Start
Add or Remove Programs
Change or Remove Programs
Add New Programs
Add/Remove Windows Components
Set Program Access and Defaults
Sort by: Name
ErDa mp3 player
Change/Remove
Internet
Java
Fax
Screen Saver
Update
Desktop Messenger
Application name corresponds with entry in Add/Remove Programs

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Implementation, Transparency and Deactivation
The Application must contain (in an easily found location) clear and concise instructions on how it may be uninstalled

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Bundling of Applications
When bundling, the end user must be made aware of all the applications included prior to installation.

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Bundling of Applications
When bundling, the end user must be made aware of advertising revenue relationships to other applications, if the continued use of the primary application is conditioned on the other applications being installed and active on the end user’s computer

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Exhibit B
[*]

*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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